Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact Information:
Investor Relations
Jeff Sonnek
(646) 277-1263
jeff.sonnek@icrinc.com

Landec Corporation Reports First Quarter Fiscal Year 2023 Results

Lifecore segment revenues increased 8.0% to $23.7 million in fiscal 2023 first quarter versus the prior year period
Lifecore segment EBITDA increased 8.1% to $2.5 million in fiscal 2023 first quarter versus the prior year period
Reiterates fiscal 2023 full year guidance for Lifecore
Corporate rebranding to Lifecore Biomedical continues to progress

SANTA MARIA, CA & MINNEAPOLIS, MN – October 6, 2022 - Landec Corporation (Nasdaq: LNDC) (“Landec” or the “Company”), a diversified health and wellness company with two operating businesses, Lifecore Biomedical, Inc. (“Lifecore”) and Curation Foods, Inc. (“Curation Foods”), reported results for the fiscal 2023 first quarter ended August 28, 2022. With the sale of BreatheWay early in the fiscal first quarter 2023, combined with the prior dispositions of Eat Smart and Windset, the Company continues to make progress on its strategy to divest the remaining Curation Foods assets and reposition the Company as a standalone Lifecore CDMO business.

CEO COMMENTS:
James G. Hall, CEO of Landec Corporation and President of Lifecore, commented, "Lifecore's performance was consistent with plan during our seasonally lower fiscal first quarter. By enhancing our commercial capabilities during the quarter with the addition of key development personnel, we've also increased the number of projects that are in active diligence. Complementing this commercial activity are our operational initiatives focused on streamlining processes to establish a more efficient operation in advance of our anticipated ramp in revenues in the coming years. Our project portfolio remains strong, with several exciting late-stage projects that inform our capacity build-out strategy."
Mr. Hall added, "Our team is continuing to evaluate its option to dispose of Landec's remaining Curation Foods assets, and we currently anticipate the shift of our corporate name and ticker symbol to Lifecore to take place in November. We look forward to updating the market on our transition to Lifecore and other developments as additional information becomes available."
LANDEC FISCAL FIRST QUARTER 2023 BUSINESS HIGHLIGHTS:
As previously reported, on December 13, 2021, the Company closed on the sale of its Curation Foods' fresh packaged salads and vegetables business (the “Eat Smart Disposition”), and as such, those results are reflected as discontinued operations in all periods presented within the Company’s financial statements. The operations associated with the Company's remaining Curation Foods assets will continue to be reflected in its consolidated financial results until their eventual disposition.
•Consolidated revenues of $43.4 million, an increase of 4.1% year-over-year
•Consolidated gross profit of $5.8 million, a decrease of 44.2% year-over-year, primarily due to cost inflation at Curation Foods.
•Consolidated net loss from continuing operations of $12.1 million, which includes $2.7 million of restructuring and other non-recurring charges such as legal expenses, both net of tax

•Consolidated adjusted EBITDA of $(1.1) million, compared to $2.5 million in the prior year period
•Lifecore segment EBITDA of $2.5 million, compared to $2.3 million in the prior year period, an increase of 8.1% year-over-year

CONSOLIDATED FISCAL FIRST QUARTER 2023 RESULTS:
Fiscal first quarter 2023 results compared to fiscal first quarter 2022 are as follows:

(Unaudited and in thousands, except per-share data)	Three Months Ended		Change
	August 28, 2022	August 29, 2021	Amount	%
Revenues	$43,355	$41,632	$1,723	4%
Gross profit	5,821	10,435	(4,614)	(44)%
Net loss	(12,064)	(7,633)	(4,431)	(58)%
Adjusted net loss	(9,400)	(5,472)	(3,928)	(72)%
Diluted net loss per share	(0.41)	(0.26)	(0.15)	(58)%
Adjusted diluted net loss per share*	(0.32)	(0.19)	(0.13)	(68)%
EBITDA*	(3,735)	(2,023)	(1,712)	(85)%
Adjusted EBITDA*	(1,057)	2,450	(3,507)	(143)%
* See “Non-GAAP Financial Information” at the end of this release for more information and for a reconciliation of certain financial information.

Revenues increased $1.7 million year-over-year, which was primarily a result of an 8.0% increase in Lifecore segment revenues.
Gross profit decreased $4.6 million year-over-year. Results were driven by a $0.3 million increase in the Lifecore segment, which were more than offset by a $5.0 million decrease in the Curation Foods segment.
Net loss from continuing operations increased $4.4 million to a loss of $12.1 million for fiscal first quarter, which includes $2.7 million of restructuring and non-recurring charges, net of taxes, related to consolidating and optimizing operations associated with Project SWIFT. This compares to a net loss of $7.6 million in the prior year period, which includes $2.2 million of restructuring and non-recurring charges, net of tax, related to consolidating and optimizing operations associated with Project SWIFT.

SEGMENT RESULTS:
Lifecore Segment:

(Unaudited and in thousands)	Three Months Ended		Change
	August 28, 2022	August 29, 2021	Amount	%
Revenue:
CDMO	$18,247	$17,789	$458	3%
Fermentation	5,456	4,163	1,293	31%
Total revenue	$23,703	$21,952	$1,751	8%

Lifecore is the Company’s CDMO business focused on product development and manufacturing of sterile injectable products. Lifecore continues to expand its presence in the robust CDMO marketplace by utilizing its specialized capabilities to partner with and provide value-added services to biopharmaceutical and medical device companies. Lifecore continues to drive growth and profitability with a focus on building its business development pipeline, maximizing capacity and advancing product commercialization for innovative new therapies that improve patients’ lives.

In the fiscal first quarter 2023, Lifecore realized total revenues of $23.7 million, representing growth of 8.0% as compared to the prior year period driven by a 31.1% increase in its Hyaluronic Acid (HA) raw material manufacturing (fermentation) business and a 2.6% increase in its CDMO business. The increase in the HA raw material manufacturing business is primarily due to a deviation in shipment timing in the prior year period, which was influenced by excess channel inventory as a result of the global pandemic’s negative impact on elective procedures.

Lifecore's development pipeline remained at 24 active development programs under contract as of the end of fiscal 2023 first quarter. These projects are delineated as follows: early phase or proof of concept (5), Phase 1 and Phase 2 clinical development (11), and Phase 3 clinical development or scale-up/commercial validation activity (8). Lifecore currently manufactures 26 commercial products for 13 clients, which remains unchanged from fiscal fourth quarter 2022.
Curation Foods Segment:

(Unaudited and in thousands)	Three Months Ended		Change
	August 28, 2022	August 29, 2021	Amount	%
Revenue:
Olive oil and vinegars	$2,559	$2,340	$219	9%
Avocado products	17,093	16,962	131	1%
Technology	—	378	(378)	(100)%
Total revenue	$19,652	$19,680	$(28)	—%
Curation Foods is the Company’s natural food business consisting of avocado products, olive oil and vinegars. The Company continued its focus divesting these business per the previously announced decision to brand the Company as a life sciences only business. On December 13, 2021 the Company closed on the Eat Smart Disposition for $73.5 million in cash, subject to certain adjustments; those results have been reclassified as discontinued operations within the Company’s financial statements. Additionally, on June 2, 2022 the Company sold its BreatheWay business for $3.2 million in cash. BreatheWay was previously represented as its "Technology" category within the Curation Foods segment and prior year's results will remain classified in continuing operations.
Curation Foods realized total revenues from continuing operations of $19.7 million for the fiscal first quarter. The results were flat compared to the prior year period, driven primarily by a 9.4% increase in sales from O Olive and a 0.8% increase in Avocado Products, which were offset by the elimination of its Technology category following the BreatheWay divestiture.
CASH FLOW & BALANCE SHEET
Cash used in operations was $1.5 million for the three-month period ended August 28, 2022 compared to cash provided by operations of $0.8 million in the prior year period. Cash provided by investing activities decreased $38.1 million versus the prior year period primarily due to the timing of asset sales. Capital expenditures were $2.9 million for the three-month period ended August 28, 2022 primarily focused on supporting Lifecore’s long-term growth initiatives. Cash provided by financing activities was $3.9 million for the three-month period ended August 28, 2022, driven by borrowings under the Company’s line of credit.
The Company had cash and cash equivalents of $4.2 million as of August 28, 2022. Total bank debt, net of cash, at fiscal 2023 first quarter end was $138.3 million, consisting of its line of credit and long-term debt, compared to $136.5 million at fiscal 2022 year end.
FISCAL 2023 OUTLOOK:

The Company is reiterating its full year fiscal 2023 guidance for its Lifecore and Corporate segments. Guidance metrics are provided below with growth figures that are compared to fiscal 2022:

•Lifecore segment revenue: range of $122 million to $126 million (+12% to +15%)
•Lifecore segment adjusted EBITDA: range of $31.0 million to $32.5 million (+7% to +12%)
•Other segment (corporate expense): range of ($7.0) million to ($7.5) million
•Consolidated adjusted EBITDA*: range of $23.5 million to $25.5 million
*Reflects Lifecore segment, net of Other segment; assumes zero contribution from the Curation Foods segment
Conference Call
The live webcast can be accessed via Landec’s website on the Investor Events & Presentations page. The webcast will be available for 30 days.
Date: Thursday, October 6, 2022
Time: 8:00 a.m. Eastern time
Webcast link: http://ir.landec.com/events.cfm
To participate in the conference call via telephone, dial toll-free: (877) 407-3982 or (201) 493-6780. Please call the conference telephone number 5-10 minutes prior to the start time so the operator can register your name and organization.
A replay of the call will be available through Thursday, October 13, 2022 by calling toll-free: (844) 512-2921 or direct (412) 317-6671, and entering code 13732915.
About Landec Corporation
Landec Corporation (Nasdaq: LNDC) is a leading innovator of diversified health and wellness solutions with two operating businesses: Lifecore Biomedical, Inc. and Curation Foods, Inc. Lifecore Biomedical is a fully integrated contract development and manufacturing organization (CDMO) that offers highly differentiated capabilities in the development, fill and finish of complex sterile injectable pharmaceutical products in syringes and vials. As a leading manufacturer of premium, injectable grade Hyaluronic Acid, Lifecore brings more than 40 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market. Curation Foods is focused on innovating and distributing plant-based foods with 100% clean ingredients to retail, club and foodservice channels. Curation Foods brands include Yucatan® and Cabo Fresh® avocado products and O Olive Oil & Vinegar® premium artisan products. For more information about the Company, visit Landec’s website at www.landec.com.
Non-GAAP Financial Information
This press release contains non-GAAP financial information, including with respects to EBITDA, adjusted EBITDA, Lifecore segment adjusted EBITDA, Curation Foods segment adjusted EBITDA, and Other segment adjusted EBITDA. The Company has included reconciliations of these non-GAAP financial measures to their respective most directly comparable financial measures calculated in accordance with GAAP. See the section entitled “Non-GAAP Financial Information and Reconciliations” in this release for definitions of EBITDA, adjusted EBITDA, Lifecore segment adjusted EBITDA, Curation Foods segment adjusted EBITDA, and Other segment adjusted EBITDA.
The Company has disclosed these non-GAAP financial measures to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures exclude/include certain items that are included in the Company’s results reported in accordance with GAAP. Management believes these non-GAAP financial measures provide useful additional information to investors about trends in the Company’s operations and are useful for period-over-period comparisons. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be the same as similar measures provided by other companies due to the potential differences in methods of calculation and items being excluded/included. These non-GAAP financial measures should be read in conjunction with the Company’s consolidated financial statements presented in accordance with GAAP.
Important Cautions Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. All forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including such factors among others, as the timing and expenses associated with operations, the ability to achieve acceptance of the Company’s new products in the market place, weather conditions that can affect the supply and price of produce, government regulations affecting our business, the timing of regulatory approvals, uncertainties related to COVID-19 and the impact of our responses to it, the ability to successfully integrate Yucatan Foods into the Curation Foods business, and the mix between domestic and international sales. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

LANDEC CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands, except par value)

	August 28, 2022	May 29, 2022
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$4,222	$1,643
Accounts receivable, less allowance for credit losses	40,934	48,172
Inventories	64,285	66,845
Prepaid expenses and other current assets	7,157	7,052
Total Current Assets	116,598	123,712

Property and equipment, net	129,024	130,435
Operating lease right-of-use assets	8,229	8,580
Goodwill	13,881	13,881
Trademarks/tradenames, net	8,400	8,400
Customer relationships, net	6,875	7,150
Other assets	2,793	3,002
Total Assets	$285,800	$295,160

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$16,366	$15,802
Accrued compensation	6,373	9,238
Other accrued liabilities	7,832	7,647
Current portion of lease liabilities	5,021	5,026
Deferred revenue	803	919
Line of credit	44,000	40,000
Current portion of long-term debt, net	2,704	599
Total Current Liabilities	83,099	79,231

Long-term debt, net	95,865	97,579
Long-term lease liabilities	9,447	9,983
Deferred taxes, net	291	232
Other non-current liabilities	199	190
Total Liabilities	188,901	187,215

Stockholders’ Equity:
Common stock, $0.001 par value; 50,000 shares authorized; 29,593 and 29,513 shares issued and outstanding at August 28, 2022 and May 29, 2022, respectively	30	30
Additional paid-in capital	168,070	167,352
Retained earnings (accumulated deficit)	(70,915)	(58,851)
Accumulated other comprehensive loss	(286)	(586)
Total Stockholders’ Equity	96,899	107,945
Total Liabilities and Stockholders’ Equity	$285,800	$295,160

LANDEC CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	August 28, 2022	August 29, 2021
Product sales	$43,355	$41,632
Cost of product sales	37,534	31,197
Gross profit	5,821	10,435

Operating costs and expenses:
Research and development	2,048	1,873
Selling, general and administrative	10,883	9,470
Restructuring costs	1,047	1,834
Total operating costs and expenses	13,978	13,177
Operating loss	(8,157)	(2,742)

Interest income	15	27
Interest expense	(3,678)	(6,678)
Other (expense) income, net	(180)	109
Net loss before tax	(12,000)	(9,284)
Income tax benefit (expense)	(64)	1,651
Net loss from continuing operations	$(12,064)	$(7,633)

Discontinued operations:
Loss from discontinued operations	$—	$(2,305)
Income tax benefit	—	461
Loss from discontinued operations, net of tax	—	(1,844)
Net loss	(12,064)	(9,477)

Diluted net loss per share
Loss from continuing operations	$(0.41)	$(0.26)
Loss from discontinued operations	—	(0.06)
Total diluted net loss per share	$(0.41)	$(0.32)

Shares used in diluted per share computation	29,577	29,424

LANDEC CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited and in thousands)

	Three Months Ended
	August 28, 2022	August 29, 2021
Cash flows from operating activities:
Net loss	$(12,064)	$(9,477)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation, amortization of intangibles, debt costs, and right-of-use assets	5,009	5,054
Gain on disposal of property and equipment related to restructuring, net	—	(92)
Deferred taxes	43	(2,138)
Stock-based compensation expense	785	620
Gain on sale of BreatheWay	(2,108)	—
Net loss on disposal of property and equipment held and used	—	16
Provision (benefit) for expected credit losses	—	60
Other, net	(18)	(70)
Changes in current assets and current liabilities:
Accounts receivable, net	7,238	7,997
Inventories	2,560	248
Prepaid expenses and other current assets	(761)	(2,697)
Accounts payable	581	1,517
Accrued compensation	(2,865)	(3,131)
Other accrued liabilities	183	2,838
Deferred revenue	(116)	86
Net cash provided by (used in) operating activities	(1,533)	831

Cash flows from investing activities:
Proceeds from sale of BreatheWay, net	3,135	—
Sale of investment in non-public company	—	45,100
Purchases of property and equipment	(2,929)	(7,913)
Proceeds from sales of property and equipment	—	1,082
Net cash provided by investing activities	206	38,269

Cash flows from financing activities:
Payments on long-term debt	(27)	(41,388)
Proceeds from lines of credit	4,000	8,000
Payments on lines of credit	—	(5,000)
Payments for debt issuance costs	—	(132)
Taxes paid by Company for employee stock plans	(67)	(428)
Net cash provided by (used in) financing activities	3,906	(38,948)

Net increase in cash, cash equivalents and restricted cash	2,579	152
Cash and cash equivalents and restricted cash, beginning of period	1,643	1,295
Cash and cash equivalents and restricted cash, end of period	$4,222	$1,447

Supplemental disclosure of non-cash investing and financing activities:
Purchases of property and equipment on trade vendor credit	$2,243	$1,994

LANDEC CORPORATION
SEGMENT RESULTS
(Unaudited and in thousands)

(Unaudited and in thousands)	Three Months Ended		Change
	August 28, 2022	August 29, 2021	Amount	%
Revenues:
Curation Foods	$19,652	$19,680	$(28)	—%
Lifecore	23,703	21,952	1,751	8%
Total revenues	$43,355	$41,632	$1,723	4%

Gross profit:
Curation Foods	$(280)	$4,671	$(4,951)	N/M
Lifecore	6,101	5,764	337	6%
Total gross profit	$5,821	$10,435	$(4,614)	(44)%

Net (loss) income from continuing operations:
Curation Foods	$(3,374)	$167	$(3,541)	N/M
Lifecore	502	580	(78)	(13)%
Other	(9,192)	(8,380)	(812)	(10)%
Total net loss from continuing operations	$(12,064)	$(7,633)	$(4,431)	(58)%
Loss from discontinued operations, net of tax:
Curation Foods	$—	$(1,844)	$1,844	(100)%
Net loss	$(12,064)	$(9,477)	$(2,587)	(27)%

EBITDA:
Curation Foods	$(1,618)	$(1,329)	$(289)	(22)%
Lifecore	2,416	2,290	126	6%
Other	(4,533)	(2,984)	(1,549)	(52)%
Total EBITDA	$(3,735)	$(2,023)	$(1,712)	(85)%

Non-GAAP Financial Information and Reconciliations
EBITDA and adjusted EBITDA are non-GAAP financial measures. We define EBITDA as earnings before interest, income tax expense (benefit), and depreciation and amortization. We define adjusted EBITDA as EBITDA before certain restructuring and other non-recurring charges. See “Non-GAAP Financial Information” above for further information regarding the Company’s use of non-GAAP financial measures.

(Unaudited and in thousands)	Lifecore	Curation Foods	Other	Total
Three months ended August 28, 2022
Net (loss) income	$502	$(3,374)	$(9,192)	$(12,064)
Interest expense, net of interest income	(15)	—	3,678	3,663
Income tax (benefit) expense	158	(1,065)	971	64
Depreciation and amortization	1,771	2,821	10	4,602
Total EBITDA	2,416	(1,618)	(4,533)	(3,735)
Restructuring and other non-recurring charges (1)	60	(65)	2,683	2,678
Loss from discontinued operations, net of tax	—	—	—	—
Total adjusted EBITDA	$2,476	$(1,683)	$(1,850)	$(1,057)

Three Months Ended August 29, 2021
Net (loss) income	$580	$(1,677)	$(8,380)	$(9,477)
Interest expense and loss on debt refinancing, net of interest income	(20)	137	6,534	6,651
Income tax (benefit) expense	183	(670)	(1,164)	(1,651)
Depreciation and amortization	1,547	881	26	2,454
Total EBITDA	2,290	(1,329)	(2,984)	(2,023)
Restructuring and other non-recurring charges	—	468	2,161	2,629
Loss from discontinued operations, net of tax	—	1,844	—	1,844
Total adjusted EBITDA	$2,290	$983	$(823)	$2,450

(1)    During fiscal year 2020, the Company announced a restructuring plan to drive enhanced profitability, focus the business on its strategic assets, and redesign the organization to be the appropriate size to compete and thrive. This included a reduction-in-force, a reduction in leased office spaces, and the sale of non-strategic assets. Related to these continued activities, in the first quarter of fiscal year 2023, the Company incurred (1) $1.0 million of restructuring charges, primarily related to legal costs, and $1.7 million of certain non-recurring charges primarily related to consolidating and optimizing operations associated with Project SWIFT.